UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 27, 2023
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)
1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 27, 2023, Sleep Number Corporation (the “Company”) announced that Francis K. Lee has been appointed to the position of Executive Vice President and Chief Financial Officer, effective as of August 14, 2023.

Since 2021, Mr. Lee, age 52, has served as Chief Financial Officer of Wyze Labs, a smart home innovator. Prior to 2021, Mr. Lee held various leadership roles over his 13 years at Nike, Inc., an athletic footwear and apparel brand, including most recently as Vice President, Global Marketing Finance, and previously as Vice President, Strategic Investments, and Vice President, Global Categories and Brand Finance, among other roles.

Pursuant to the terms of the Company’s offer letter dated June 29, 2023, Mr. Lee will be entitled to:

•An annual base salary of $625,000;
•Participate in the Company's Annual Incentive Plan (AIP) for fiscal 2023 with a target incentive of 70% of base salary; the incentive for fiscal 2023 will be prorated based on Mr. Lee's actual eligible earnings received in the fiscal year beginning with his start date;
•A sign-on bonus of $300,000, which must be repaid to the Company if Mr. Lee voluntarily terminates his employment during the first year of employment;
•A combination of long-term incentive awards, which are expected to be granted on August 15, 2023 in accordance with the Company's Long-Team Incentive Plan Grant Practices and Procedures Policy and subject to the terms of the 2020 Equity Incentive Plan and applicable Award Agreements:
–an award of 2023 Performance Stock Units (PSUs) with a total grant value of $900,000, vesting on the third anniversary of the date of grant with the number of shares to be earned based on actual Company performance for fiscal years 2023 to 2025 vs. net sales and net operating profit goals;
–an award of stock options with a total grant value of $1,400,000, vesting 33% per year on each of the first three anniversaries of the date of grant, subject to continued employment; and
–a grant of time-vested Restricted Stock Units (RSUs) with a total grant value of $800,000, vesting 33% per year of each of the first three anniversaries of the date of grant, subject to continued employment.
~~•~~Participate in the Company's Executive Severance Pay Plan (under which, upon termination of employment without cause, Mr. Lee would be entitled to severance pay equal to (a) one times the sum of (i) annual base salary and (ii) annual target incentive, plus (b) a pro rata annual incentive for the year of termination); and
•Receive the same perquisites provided to other senior executives of the Company, including reimbursement for tax and financial planning services and the ability to participate in an annual executive physical program; and
•Participate in the same health and welfare benefit plans as the Company makes available to all team members. Mr. Lee will also be eligible to participate in the Sleep Number Profit Sharing and 401(k) Plan and the Sleep Number Executive Deferral Plan in accordance with the respective terms of such plans.

The foregoing description of Mr. Lee's offer letter is a summary of the material terms of the offer letter, and is qualified in its entirety by reference to the complete text of the offer letter, which Sleep Number will file as an exhibit to its next Quarterly Report on Form 10-Q.

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 27, 2023 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: July 27, 2023	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President and Chief Legal and Risk Officer